POWER OF ATTORNEY

I hereby authorize and designate Monte N. Redman,
Alan P. Eggleston, Thomas E. Lavery, Michele M. Weber,
Peter J. Cunningham, Frank E. Fusco, Steven G. Miss and
Yvonne Schade, or any one of them acting as agent and
attorney-in-fact, with full power of substitution, to:

(1) prepare and sign on my behalf any Form 3,
Form 4 or Form 5 pursuant to Section 16 of the
Securities Exchange Act of 1934, as amended,
and file the same with the Securities
Exchange Commission, NYSE, and
each stock exchange on which Astoria
Financial Corporation's common stock or
other securities are listed, as required by law;

(2) prepare and sign on my behalf any Form 144
pursuant to the Securities Act of 1933, as
amended, and file the same with the Securities
Exchange Commission, NYSE, and
each stock exchange on which Astoria
Financial Corporation's common stock or
other securities are listed, as required by law;
and

(3) do anything else necessary or proper in
connection with the foregoing.

This Power of Attorney shall remain in effect as long as
I am an affiliate of Astoria Financial Corporation, and shall not be affected by my subsequent disability or incompetence.

Date: Janaury 25, 2012

Thomas V. Powderly